Exhibit 99.1

                     Contango Announces Results of
          Operations for the Fiscal Year Ended June 30, 2005

    HOUSTON--(BUSINESS WIRE)--Sept. 13, 2005--Contango Oil & Gas Company (AMEX:MCF) reported net income attributable to common stock for the year ended June 30, 2005 of $12.0 million, or $0.92 per basic and diluted share, compared to net income attributable to common stock for the year ended June 30, 2004 of $7.1 million, or $0.68 per basic and diluted share. Natural gas and oil sales from continuing and discontinued operations for the year ended June 30, 2005 were $16.3 million, down from $27.6 million for the year ended June 30, 2004. The decrease in revenue was primarily the result of the sale of our south Texas natural gas and oil interests for $50 million, completed in December 2004. EBITDAX was $28.5 million for the year ended June 30, 2005, down from EBITDAX for the year ended June 30, 2004 of $29.0 million.
    For the three months ended June 30, 2005 Contango had a net loss attributable to common stock of $1.4 million, or $0.16 per basic and diluted share, compared to a net loss attributable to common stock for the three months ended June 30, 2004 of $1.1 million, or $0.09 per basic and diluted share. Natural gas and oil sales from continuing and discontinued operations for the three months ended June 30, 2005 were $1.3 million, down from $6.8 million for the three months ended June 30, 2004.
    Kenneth R. Peak, Contango's Chairman and Chief Executive Officer, said, "Fiscal-year 2005 was a productive year for us. We sold the majority of our south Texas natural gas and oil properties in December, paid-off all of our bank debt, greatly increased our liquidity, and positioned ourselves strategically by making substantial capital commitments to our Fayetteville Shale prospect area and our two offshore exploration prospects, Eugene Island 10 ("Dutch") and Grand Isle 72 ("Liberty"). We currently have production of approximately 1,860 Mcfe/d and approximately $29 million in cash, cash equivalents, and short-term investments."
    Mr. Peak continued, "Since its inception in 1999, Contango has primarily been a company focused on south Texas exploration and the generation of offshore prospects that were subsequently sold on a promoted basis to the industry. In the future, we will be a company focused on developing our Fayetteville Shale play in Arkansas, operating certain of our offshore prospects, maintaining our 10% limited partnership interest in our Freeport LNG project, and maturing our investments in alternative energy."


              CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS


                                          Year Ended June 30,
                                --------------------------------------
                                   2005         2004         2003
                                ------------ ------------ ------------
REVENUES:
  Natural gas and oil sales      $4,330,440     $194,983     $228,062
  Gain (loss) from hedging
   activities                             -       58,171   (5,708,958)
                                ------------ ------------ ------------
     Total revenues               4,330,440      253,154   (5,480,896)
                                ------------ ------------ ------------

EXPENSES:
  Operating expenses                506,943      142,809      112,326
  Exploration expenses            6,607,049    8,847,533   12,640,878
  Depreciation, depletion and
   amortization                   1,232,624       40,817       26,773
  Impairment of natural gas and
   oil properties                   236,537       42,995      181,610
  General and administrative
   expense                        3,570,957    2,695,592    2,063,503
                                ------------ ------------ ------------
     Total expenses              12,154,110   11,769,746   15,025,090
                                ------------ ------------ ------------

LOSS FROM CONTINUING OPERATIONS
 BEFORE OTHER INCOME AND
 INCOME TAXES                    (7,823,670) (11,516,592) (20,505,986)

OTHER INCOME:
Interest expense                    (71,506)    (362,127)    (710,587)
Interest income                     431,803       38,182       30,359
Gain on sale of marketable
 securities                               -      710,322      451,500
Gain on sale of assets and
 other                              705,147    6,187,740       39,230
                                ------------ ------------ ------------
LOSS FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES             (6,758,226)  (4,942,475) (20,695,484)
Benefit for income taxes          2,350,257    1,788,359    7,243,419
                                ------------ ------------ ------------

LOSS FROM CONTINUING OPERATIONS  (4,407,969)  (3,154,116) (13,452,065)
DISCONTINUED OPERATIONS:
     Discontinued operations,
      net of income taxes        16,825,905   10,854,465    9,116,040
                                ------------ ------------ ------------

NET INCOME (LOSS)                12,417,936    7,700,349   (4,336,025)
Preferred stock dividends           420,000      620,000      600,000
                                ------------ ------------ ------------
NET INCOME (LOSS) ATTRIBUTABLE
 TO COMMON STOCK                $11,997,936   $7,080,349  $(4,936,025)
                                ============ ============ ============

NET INCOME (LOSS) PER SHARE:
  Basic
     Continuing operations           $(0.37)      $(0.36)      $(1.54)
     Discontinued operations           1.29         1.04         1.00
                                ------------ ------------ ------------
     Total                            $0.92        $0.68       $(0.54)
                                ============ ============ ============
  Diluted
     Continuing operations           $(0.37)      $(0.36)      $(1.54)
     Discontinued operations           1.29         1.04         1.00
                                ------------ ------------ ------------
     Total                            $0.92        $0.68       $(0.54)
                                ============ ============ ============

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
  Basic                          13,089,332   10,484,078    9,129,169
                                ============ ============ ============
  Diluted                        13,089,332   10,484,078    9,129,169
                                ============ ============ ============


The summarized financial results for discontinued operations for each of the periods ended June 30, are as follows:


 Operating Results:                      Twelve Months Ended
                                               June 30,
                                --------------------------------------
                                    2005         2004         2003
                                ------------ ------------ ------------
 Revenues                       $11,936,266  $27,434,831  $33,691,064
 Operating expenses                (728,283)  (3,745,376)  (5,624,128)
 Depreciation expenses           (1,583,358)  (6,948,611)  (8,761,021)
 Exploration expenses               (26,911)  (1,025,631)  (5,281,238)
 Gain on sale of discontinued
  operations                     16,288,294      983,964            -
                                ------------ ------------ ------------
     Gain before income taxes   $25,886,008  $16,699,177  $14,024,677
 Provision for income taxes      (9,060,103)  (5,844,712)  (4,908,637)
                                ------------ ------------ ------------
 Gain from discontinued
  operations, net of income
  taxes                         $16,825,905  $10,854,465   $9,116,040
                                ============ ============ ============


A reconciliation of EBITDAX to income (loss) from operations and operating results for discontinued operations for the periods indicated is presented below.

                                      Year ended June 30,
                        ----------------------------------------------
                          2005      2004      2003     2002     2001
                        -------- --------- --------- -------- --------
                                             ($000)
 Income (loss) from
  continuing operations $(7,824) $(11,517) $(20,506)  $1,353  $(3,213)
 Exploration expenses     6,607     8,847    12,641      477      389
 Depreciation, depletion
  and amortization        1,233        41        27      217      298
 Impairment of natural
  gas and oil properties    237        43       181      198      300
 Gain on sale of
  marketable securities       -       710       452        -        -
 Gain on sale of assets
  and other                 705     6,188        39      374        -
                        -------- --------- --------- -------- --------
    EBITDAX from
     continuing
     operations             958     4,312    (7,166)   2,619   (2,226)
 Income from
  discontinued
  operations before
  taxes                  25,886    16,699    14,025    8,944   13,724
 Exploration expenses        27     1,026     5,281    2,217    3,778
 Depreciation, depletion
  and amortization        1,583     6,949     8,761    8,377    3,726
 Impairment of natural
  gas and oil properties      -         -         -      329        -
                        -------- --------- --------- -------- --------
    EBITDAX (1)         $28,454   $28,986   $20,901  $22,486  $19,002
                        ======== ========= ========= ======== ========

(1) EBITDAX represents earnings before interest, income taxes, depreciation, depletion and amortization, impairment expenses, exploration expenses, including gain (loss) from hedging activities, and sale of assets and other. We have reported EBITDAX because we believe EBITDAX is a measure commonly reported and widely used by investors as an indicator of a company's operating performance and ability to incur and service debt. We believe EBITDAX assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly depending upon accounting methods. EBITDAX is not a calculation based on U.S. generally accepted accounting principles and should not be considered an alternative to net income (loss) in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash, which are disclosed in our statements of cash flows. Investors should carefully consider the specific items included in our computation of EBITDAX. While we have disclosed our EBITDAX to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, investors should be cautioned that EBITDAX as reported by us may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management's discretionary use, due to requirements to conserve funds for capital expenditures, debt service, preferred stock dividends and other commitments.


Production, Prices, Operating Expenses, and Other

                                      Year Ended June 30,
                         ---------------------------------------------
                            2005     2004      2003     2002     2001
                         -------- -------- --------- -------- --------
 Production Data:
 Natural gas (million
  cubic feet)              2,124    4,329     6,016    6,982    3,570
 Oil and condensate
  (thousand barrels)          51       99       139      186      122
 Total (million cubic
  feet equivalent)         2,430    4,923     6,850    8,098    4,302

 Natural gas (thousand
  cubic feet per day)      5,820   11,827    16,483   19,129    9,781
 Oil and condensate
  (barrels per day)          139      272       380      510      335
 Total (thousand cubic
  feet equivalent per
  day)                     6,654   13,459    18,763   22,189   11,791

 Average sales price:
   Natural gas (per
    thousand cubic feet)   $6.53    $5.65     $5.00    $2.94    $5.92
   Oil and condensate
    (per barrel)          $48.13   $31.99    $27.90   $21.44   $27.95

 Selected data per Mcfe:
   Production and
    severance taxes       $(0.25)   $0.16     $0.35    $0.20    $0.39
   Lease operating
    expenses               $0.76    $0.63     $0.48    $0.28    $0.22
   General and
    administrative
    expenses               $1.47    $0.55     $0.30    $0.36    $0.55
   Depreciation,
    depletion and
    amortization of
    natural gas and oil
    properties             $1.13    $1.39     $1.24    $1.05    $0.92

 Proved Reserve Data:
   Total proved reserves
    (Mmcfe)                1,373   17,422    23,592   27,939   18,144
   Pre-tax net present
    value (SEC at 10%)    $7,081  $59,767   $69,627  $53,349  $42,626



    Contango is a Houston-based, independent natural gas and oil company. The Company's core business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico and onshore along the Gulf Coast. As a recent addition to our business, we will begin acting as an operator on certain offshore prospects through our wholly-owned subsidiary, Contango Operators, Inc. ("COI"). The Company also owns a 10% interest in a limited partnership formed to develop an LNG receiving terminal in Freeport, Texas, and holds investments in the alternative energy venture capital market with a focus on environmentally preferred energy technologies. Additional information can be found on our web page at www.contango.com.
    This press release contains forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially from Contango's expectations. The statements reflect Contango's current views with respect to future events that involve risks and uncertainties, including those related to successful negotiations with other parties, oil and gas exploration risks, price volatility, production levels, closing of transactions, capital availability, operational and other risks, uncertainties and factors described from time to time in Contango's publicly available reports filed with the Securities and Exchange Commission.



    CONTACT: Contango Oil & Gas Company, Houston
             Kenneth R. Peak, 713-960-1901
             www.contango.com